Exhibit 1.1

INTERNATIONAL BUSINESS MACHINES CORPORATION

C$2,750,000,000

Debt Securities

C$1,750,000,000 4.100% Notes due 2030
C$1,000,000,000 4.750% Notes due 2034

UNDERWRITING AGREEMENT

New York, New York

Dated as of August 10, 2026

To the Representatives named in Schedule I hereto
of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

International Business Machines Corporation, a New York corporation (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its Securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of October 1, 1993 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of December 15, 1995. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein shall each be deemed to refer to such firm or firms.

1.             Representations and Warranties. The Company represents and warrants to, and agrees with each Underwriter that:

(a)            The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined in Rule 405 (the file number of which is set forth in Schedule I hereto), including a related basic prospectus, on such Form for the registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission as part of an amendment to the Registration Statement or pursuant to Rule 424(b) one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall include all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the “Effective Date” shall mean each date that the Registration Statement and any post- effective amendment or amendments thereto became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Basic Prospectus” shall mean the basic prospectus relating to the Registration Statement to be used in connection with offering the Securities. “Final Prospectus” shall mean the prospectus supplement relating to the Securities and containing the final terms of the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. “Registration Statement” shall mean the registration statement referred to in the preceding paragraph, including incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, in the form in which it or they has or have or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement or statements as so amended. “Rule 433”, “Rule 415”, “Rule 424”, “Rule 430B” and “Regulation S-K” refer to such rules under the Act. “Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented (including any preliminary prospectus supplement issued before the Execution Time relating to the Securities) to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405. “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433. “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus. “Preliminary Canadian Offering Memorandum” shall mean any preliminary offering memorandum relating to the Securities prepared in accordance with applicable Canadian Securities Laws (as defined below), which includes the Preliminary Final Prospectus. “Canadian Offering Memorandum” shall mean the offering memorandum relating to the Securities prepared in accordance with applicable Canadian Securities Laws, which shall include the Final Prospectus. Any reference herein to the Registration Statement, a Preliminary Final Prospectus, the Final Prospectus, a Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on or before the effective date of the Registration Statement or the date of such Preliminary Final Prospectus, the Final Prospectus, such Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus, any Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the date of any Preliminary Final Prospectus, the Final Prospectus, any Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum as the case may be, deemed to be incorporated therein by reference.

References to “Canadian Securities Laws” shall mean all applicable securities laws in each of the provinces of Canada, and the respective regulations and rules promulgated under such laws together with applicable published rules, policy statements, blanket rulings and orders, instruments, rulings and notices of regulatory authority in such provinces.

(b)            On the Effective Date and at the Execution Time, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Canadian Offering Memorandum conforms, and the Canadian Offering Memorandum will conform, in all material respects, to the requirements of all applicable Canadian Securities Laws and the Preliminary Canadian Offering Memorandum does not contain a “misrepresentation” as defined under Canadian Securities Laws and the Canadian Offering Memorandum will not contain a “misrepresentation” as defined under Canadian Securities Laws; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the Final Prospectus (or any supplement thereto) or the Canadian Offering Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement, the Final Prospectus (or any supplement thereto) or the Canadian Offering Memorandum.

(c)            At the Execution Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d)            At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)            Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(f)            (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

2.            Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Securities set forth opposite each respective Underwriter’s name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the “Underwriters’ Securities” and Securities to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called “Contract Securities”.

If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”), substantially in the form of Schedule IV hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of underwriters, on the Closing Date, the percentage set forth in Schedule I hereto of the principal amount of the Securities for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the aggregate principal amount of Contract Securities may not exceed the maximum aggregate principal amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The principal amount of Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in Schedule II hereto, less the aggregate principal amount of Contract Securities.

It is understood and agreed that the offering of the Securities in Canada by the Underwriters as contemplated herein shall be made in the provinces of Canada on a private placement basis in accordance with applicable exemptions from the prospectus requirements of applicable Canadian Securities Laws.

3.             Delivery and Payment. Delivery of and payment for the Underwriters’ Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being called the “Closing Date”). Delivery of the Underwriters’ Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable, or wire transfers, in immediately available funds. The Securities will be issued in the form of one or more definitive global Securities in book-entry form in the name of CDS & Co., as nominee of CDS Clearing and Depository Services Inc. (“CDS”). Delivery of the Securities shall be made through the facilities of CDS unless the Company and the Representatives shall otherwise agree. The Underwriters shall cause their Canadian counsel to deposit the certificates representing the Securities with CDS.

4.             Agreements.

(A)           The Company agrees with the several Underwriters that:

(a)            The Company will file the Final Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when any amendment to the Registration Statement relating to the Securities shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iii) of any request by any securities regulatory authority in any province of Canada (collectively, the “Canadian Securities Authorities”) for any amendment to the Canadian Offering Memorandum or for any additional information, (iv) of the issuance by the Commission or Canadian Securities Authorities of any stop order suspending the effectiveness of the Registration Statement or the Canadian Offering Memorandum or of any notice that would prevent their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment of the Registration Statement or supplement to the Final Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

(b)            If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or the Canadian Offering Memorandum is required to be delivered under applicable Canadian Securities Laws, any event occurs as a result of which the Final Prospectus or Canadian Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or contain a “misrepresentation” as defined under the applicable Canadian Securities Laws, as applicable, or if it shall be necessary to amend or supplement the Final Prospectus or Canadian Offering Memorandum to comply with the Act, the Exchange Act, the respective rules thereunder or the applicable Canadian Securities Laws, the Company will give the Representatives immediate notice of the occurrence of such event and promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c)            The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company, an earning statement (which need not be audited) of the Company and its subsidiaries, covering a period of at least 12 months beginning after the end of the current fiscal quarter of the Company, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(d)            The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Final Prospectus, the Final Prospectus, any Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum and each Issuer Free Writing Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(e)            The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

(f)            Until the earlier of the day on which the distribution of the Securities is completed or the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any Canadian dollar denominated debt securities covered by the Registration Statement or any other registration statement filed under the Act.

(g)            The Company will prepare a final term sheet, containing solely a description of the Securities, in a form approved by you, and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(h)            If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(i)            The Company agrees that, unless it obtains the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j)            The Company will cause to be provided or filed all documents required to be provided to or filed with the applicable Canadian Securities Authorities in connection with the offering of Securities in the provinces of Canada in accordance with applicable Canadian Securities Laws, including, without limitation, any offering memorandum (under applicable Canadian Securities Laws) and, subject to the compliance by each Underwriter with its obligations under Section 4(B)(o) hereof, any reports of trade on Form 45-106F1 – Report of Exempt Distribution (“Form 45-106F1”) prescribed by National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), as applicable.

(k)            The Company will use its commercially reasonable efforts to cause the eligibility of the Securities for clearance and settlement through the facilities of CDS.

(l)             The Company will pay all fees and expenses of the Company in connection with the approval of the Securities by CDS (as defined herein) for “book-entry” transfer, all fees payable in connection with the filing of any Form 45-106F1 with applicable Canadian securities regulatory authorities and any levy or fees payable to the Canadian Investment Regulatory Organization.

(B)            Each Underwriter agrees severally with the Company that:

(a)            The Representatives will pay the expenses of printing and distributing all documents relating to the offering.

(b)            The Representatives will pay the reasonable fees and disbursements of outside counsel for the Company and the Underwriters relating to the offering.

(c)            The Representatives will pay any fees of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings Inc. (“Fitch”) and S&P Global Ratings, a division of S&P Global Inc. (“S&P”) relating to the rating of the Securities.

(d)            The Representatives will pay the fees and disbursements of PricewaterhouseCoopers LLP relating to the preparation of the letter required by Section 5(e) of this Agreement.

(e)            The Representatives will pay the reasonable fees and expenses of The Bank of New York Mellon, as Trustee.

(f)            The Representatives will pay any and all fees associated with listing the Securities on any United States or foreign securities exchange.

(g)            The Representatives will pay any and all travel expenses incurred by the Company in connection with the offering of the Securities.

(h)            The Representatives will pay any and all other miscellaneous expenses and/or taxes associated with the offering.

(i)            Such Underwriter will furnish the Company with a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of such Underwriter before its first use and not to use any Free Writing Prospectus, to which the Company reasonably objects, provided, however, that without consent of the Company each Underwriter may use the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto and one or more preliminary term sheets relating to the Securities containing customary information.

(j)            The sale and delivery of any Security to any purchaser located or resident in Canada (each, a “Canadian Purchaser”) by such Underwriter will be made only in accordance with the condition that such Canadian Purchaser: (i) is an “accredited investor” as defined in Section 73.3 of the Securities Act (Ontario) or in Section 1.1 of NI 45-106 purchasing or deemed to be purchasing the Security as principal; (ii) is not a person created or being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106; and (iii) is a “permitted client” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations; and such Underwriter has taken or will take reasonable steps to confirm that each Canadian Purchaser meets the terms and conditions of the “accredited investor exemption” as defined in NI 45-106 (collectively, the “AI Requirements”) and will obtain, as necessary, and retain relevant information and documentation to evidence the steps taken to verify compliance with the AI Requirements in accordance with its usual document retention policies and procedures in compliance with applicable laws, and will provide to the Company forthwith upon written request all such information or documentation as the Company may reasonably request in good faith and solely for the purpose of verifying compliance with the AI Requirements;

(k)            Such Underwriter has not provided and will not provide any Canadian Purchaser any document or other material that would constitute an “offering memorandum” within the meaning of Canadian Securities Laws (other than the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum) with respect to the private placement of the Securities in Canada;

(l)            Such Underwriter, except as disclosed in the Canadian Offering Memorandum, is not a person or company in respect of which the Company is a “connected issuer” or a “related issuer” within the respective meanings of those terms in National Instrument 33-105 – Underwriting Conflicts of the Canadian Securities Administrators;

(m)            Such Underwriter is duly registered as an “investment dealer” or “exempt market dealer” as defined under Canadian Securities Laws or is otherwise exempt from the dealer registration requirements of Canadian Securities Laws in the applicable Canadian provinces in connection with the offer and sale of the Securities to Canadian Purchasers;

(n)            Such Underwriter will comply in all material respects with all relevant Canadian Securities Laws in distributing the Securities; and

(o)            Such Underwriter will, as soon as available and in any event within three (3) business days following the Closing Date, provide to the Company the information pertaining to each such Canadian Purchaser of the Securities as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106, which Form 45-106F1 is required to be filed by the Company under NI 45-106 with the Canadian Securities Authorities in the provinces of Canada in which each such Canadian Purchaser resides.

5.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwriters’ Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(A)(g) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)            The Company shall have furnished to the Representatives:

(i)            the opinion of the General Counsel, an Assistant General Counsel, an Associate General Counsel or other senior counsel of the Company, dated the Closing Date, to the effect that:

(A)            the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction within the United States which requires such qualifications wherein it owns or leases material properties or conducts material business;

(B)            the Securities conform in all material respects to the description thereof contained in the Disclosure Package, Final Prospectus and Canadian Offering Memorandum;

(C)            the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, in the case of the Underwriters’ Securities, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of any Contract Securities, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors’ rights generally from time to time in effect);

(D)            to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, Final Prospectus or Canadian Offering Memorandum, or to be filed as an exhibit, which is not described or filed as required;

(E)            the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use, has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

(F)            this Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

(G)            no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York governmental authority or regulatory body is required for the consummation of the transactions contemplated herein or in any Delayed Delivery Contracts, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and such other approvals (specified in such opinion) as have been obtained;

(H)            such counsel has no reason to believe that (1) the Registration Statement and the Final Prospectus (except the financial statements and the notes thereto and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) were not appropriately responsive in all material respects to requirements of the Act and the applicable rules and regulations of the Commission thereunder or (2) the Registration Statement or any amendment thereof at the time it became effective or at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that neither the Final Prospectus nor the Canadian Offering Memorandum, as amended or supplemented, either as of their respective date or the Closing Date contains or contained any untrue statement of a material fact or omits or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and other information of an accounting or financial nature included therein, as to which such counsel need express no view);

(I)              none of the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof or of any Delayed Delivery Contracts will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any decree or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

(J)             such counsel has no reason to believe that the Disclosure Package, at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

The statements described in one or more of paragraphs (B), (C), (E), (F), (G), (H) and (J) of this subsection 5(b)(i) may be omitted from the opinion of such counsel; provided, however, that in such event the Company shall also have furnished to the Representatives the corresponding opinion or letter of Allen Overy Shearman Sterling US LLP, counsel for the Company, described in subsection 5(b)(ii) or 5(b)(iii) immediately following.

(ii)            in the event that the statements described in one or more of paragraphs (B), (C), (E), (F) or (G) of foregoing subsection 5(b)(i) is omitted from the opinion delivered pursuant to such subsection, the opinion of Allen Overy Shearman Sterling US LLP, counsel for the Company, dated the Closing Date, to the effect of the statements so omitted.

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the general corporation law of the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(iii)            in the event that the statements in paragraph (H) or (J) of subsection 5(b)(i) are omitted from the opinion provided pursuant to such subsection, a letter of Allen Overy Shearman Sterling US LLP dated the Closing Date to the effect that, having participated in conferences with certain officers of, and with the accountants for, the Company and having made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, such counsel has no reason to believe that (i) the Registration Statement and the Final Prospectus (except the financial statements and the notes thereto and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) were not appropriately responsive in all material respects with requirements of the Act and the applicable rules and regulations of the Commission thereunder or (ii) the Registration Statement at the Effective Date or the Execution Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Disclosure Package at the Execution Time contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Final Prospectus, either as of its date or on the Closing Date, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and other information of an accounting or financial nature included therein, as to which such counsel need express no view).

(c)            The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, any Delayed Delivery Contracts, the Registration Statement, the Final Prospectus, Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)            The Representatives shall have received from Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, such opinion or opinions, dated the Closing Date with respect to such matters as the Representatives shall reasonably request.

(e)            The Representatives shall have received from McCarthy Tétrault LLP, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date with respect to such matters as the Representatives shall reasonably request.

(f)            The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal financial or accounting officer (or Vice President and Treasurer) of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)            no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii)            since the date of the most recent financial statements included or incorporated in the Disclosure Package or the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus; and

(iv)            no order, ruling or decision of any Canadian federal or provincial court or Canadian Securities Authority restricting or ceasing trading in all of the securities of the Company or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum has been issued and no notification from any Canadian federal or provincial court or Canadian Securities Authority of the institution or threatening of any proceeding for such purpose has been received.

(g)            At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters with respect to the consolidated financial statements and certain financial information of the Company (which may refer to a letter previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(i)            in their opinion the audited financial statements and schedules thereto included or incorporated in the Registration Statement, the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10-K under the Exchange Act;

(ii)            on the basis of a reading of the unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the subsidiaries since the date of the latest audited balance sheet, through a specified date not more than five business days prior to the date of the letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements incorporated in the Registration Statement, the Final Prospectus and the Canadian Offering Memorandum, nothing came to their attention which caused them to believe that:

(1)            any unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements, and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not stated on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement, the Final Prospectus and the Canadian Offering Memorandum;

(2)            with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement, the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum, there were, at a specified date not more than five business days prior to the date of the letter, any increases in long-term debt of the Company and its subsidiaries or decreases in the capital stock of the Company or decreases in the stockholders’ equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement, the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum, except in all instances for increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii)           they have performed certain other procedures as a result of which they determined that the information described in a schedule to be delivered on behalf of the Underwriters of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general ledger of the Company) set forth in the Registration Statement, as amended, the Disclosure Package, the Final Prospectus, as amended or supplemented, the Canadian Offering Memorandum and in Exhibit 12 to the Registration Statement (including selected accounting, financial or statistical information included or incorporated in the Company’s Annual Report on Form 10-K incorporated in the Final Prospectus or any of the Company’s Quarterly Reports on Form 10-Q incorporated therein), agrees with the general ledger of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (e) include any supplements thereto at the date of the letter.

(h)            Subsequent to the respective dates of which information is given in the Registration Statement, the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum.

(i)            Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)            The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

(k)            Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Securities by Moody’s, Fitch or S&P and neither Moody’s nor Fitch nor S&P shall have publicly announced that it has placed any of the Securities on a credit watch with negative implications.

(l)            The Securities shall be eligible for clearance and settlement through the facilities of CDS.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone confirmed in writing.

6.             Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.             Indemnification and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, any Preliminary Canadian Offering Memorandum, the Final Prospectus, the Canadian Offering Memorandum or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or a “misrepresentation” as defined under the applicable Canadian Securities Laws, as applicable, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Final Prospectus (including as incorporated in the Canadian Offering Memorandum) and under the heading “Underwriting” or “Plan of Distribution” and, if Schedule I hereto provides for sales of Securities pursuant to delayed delivery arrangements, in the last sentence under the heading “Delayed Delivery Arrangements” in any Preliminary Final Prospectus or the Final Prospectus (including as incorporated in any Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, as applicable), constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Basic Prospectus, any Preliminary Final Prospectus, any Preliminary Canadian Offering Memorandum, the Final Prospectus, the Canadian Offering Memorandum or any Issuer Free Writing Prospectus, and you, as the Representatives, confirm that such statements are correct.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (b) of this Section 7, representing the indemnified parties under such paragraph (b) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)            In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities set forth on Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

8.            Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package, the Final Prospectus, the Canadian Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 9:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

10.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State or Canadian authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or Canada is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

11.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancelation of this Agreement.

12.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed at 1 New Orchard Road, Armonk, New York 10504; attention of the Treasurer.

13.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14.           Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15.            Arms-Length Transaction. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory of fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.            Submission to Jurisdiction. Each party hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, the Basic Prospectus, the Final Prospectus, the Canadian Offering Memorandum or the offering of the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

17.           Waiver of Jury Trial.      The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[signatures follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Mark Hobbert
	Name:	Mark Hobbert
	Title:	Vice President and Assistant Treasurer

[Signature Page to UA]

SCHEDULE I

The foregoing Agreement is hereby
confirmed and accepted on the
date specified in Schedule I hereto.

[Signature Page to UA]

By:	TD SECURITIES INC.

By:	/s/ Mark Laing
	Name:	Mark Laing
	Title:	Authorized Signatory

[Signature Page to UA]

By:	CIBC WORLD MARKETS INC.

By:	/s/ Brian Pong
	Name:	Brian Pong
	Title:	Managing Director

[Signature Page to UA]

By:	RBC DOMINION SECURITIES INC.

By:	/s/ William Lumsden
	Name:	William Lumsden
	Title:	Managing Director

[Signature Page to UA]

By:	SCOTIA CAPITAL INC.

By:	/s/ Jenna Dicks
	Name:	Jenna Dicks
	Title:	Managing Director

[Signature Page to UA]

SCHEDULE I

Underwriting Agreement dated August 10, 2026

Registration No. 333-276739

Representatives:

CIBC World Markets Inc.

161 Bay Street, 5th Floor

Toronto, ON M5J 2S8

Attention: Brian Pong

Email: brian.pong@cibc.com

RBC Dominion Securities Inc.

P.O. Box 50, 200 Bay Street

2nd Floor, North Tower, Royal Bank Plaza
Toronto, ON M5J 2W7

416-842-9072

Attention: William Lumsden

Email: william.lumsden@rbccm.com

Scotia Capital Inc.

40 Temperance Street, 4th Floor

Toronto, ON, Canada, M5H 1Y4

Attention: Debt Capital Markets

Email: US.Legal@scotiabank.com; TAG@scotiabank.com

TD Securities Inc.

222 Bay Street 7th Floor

Toronto, ON M5K 1A2

Title, Purchase Price and Description of Securities:

Title:	4.100% Notes due 2030 (the “2030 Notes”) 4.750% Notes due 2034 (the “2034 Notes”)

Principal amount:	2030 Notes: 2034 Notes:	C$1,750,000,000 C$1,000,000,000

Purchase price:	2030 Notes: 99.693% of the principal amount of the Securities plus accrued interest from and including August 17, 2026

2034 Notes: 99.261% of the principal amount of the Securities plus accrued interest from and including August 17, 2026

Offering price:	2030 Notes: 99.993% of the principal amount of the Securities plus accrued interest from and including August 17, 2026

2034 Notes: 99.711% of the principal amount of the Securities plus accrued interest from and including August 17, 2026

Interest:	2030 Notes Payable on February 15 and August 15 of each year, commencing on February 15, 2027

2034 Notes Payable on February 15 and August 15 of each year, commencing on February 15, 2027

Sinking fund provisions: None.

Redemption provisions: The Securities are redeemable in whole or in part at the option of the Company, as set forth in the prospectus supplement dated the date of this Agreement.

Closing Date and Time: August 17, 2026, 9:00 A.M. (New York City time).

Delayed Delivery Arrangements: None.

Items specified pursuant to Section 5(g)(iii) to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 5(g): The unaudited capsule information in the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum.

Other Terms:

1.            Section 4(B)(a) - (h) are deleted.

2.            Each of the Underwriters severally agrees that it will not offer, sell, or deliver any of the Securities, directly or indirectly, or distribute the prospectus supplement or prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of such Underwriter’s knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

Each of the Underwriters also severally agrees to abide by the following offering restrictions:

Prohibition of Sales to European Economic Area (“EEA”) Retail Investors

Each Underwriter represents and agrees that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Securities to any retail investor in the EEA. For the purposes of this provision:

(a)            the expression “retail investor” means a person who is one (or more) of the following:

(i)            a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)            a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)            not a qualified investor as defined in Regulation (EU) 2017/1129, as amended; and

(b)            the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering, distributing or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering, distributing or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom (“U.K.”) Retail Investors

Each Underwriter represents and agrees that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Securities to any retail investor in the U.K. For the purposes of this provision:

(a)            the expression “retail investor” means a person who is either one or both of the following:

(i)            not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(ii)            not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”); and

(b)            the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to buy or subscribe for the Securities.

Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Securities or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering, selling or distributing the Securities or otherwise making them available to any retail investor in the U.K. may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Each Underwriter severally represents and agrees that it and each of its affiliates:

(a)            has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)            has complied with, and will comply with, all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the Securities in, from or otherwise involving the U.K.

3.            The last sentence of Section 7(b) shall be deleted and replaced by the following text:

The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Preliminary Final Prospectus, (including as incorporated in the Preliminary Canadian Offering Memorandum) and the Final Prospectus (including as incorporated in the Canadian Offering Memorandum), the sentence “The underwriters have informed IBM that they intend to make a market in the Notes but are under no obligation to do so and such market making may be terminated at any time without notice.” and the statements contained in the fourth paragraph, seventh through ninth paragraphs and the first, fourth, fifth, sixth and seventh sentences of the tenth paragraph under the caption “Underwriting” in the Preliminary Final Prospectus (including as incorporated in the Preliminary Canadian Offering Memorandum) and the Final Prospectus (including as incorporated in the Canadian Offering Memorandum) constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Basic Prospectus, any Preliminary Final Prospectus, any Preliminary Canadian Offering Memorandum, the Disclosure Package, any Issuer Free Writing Prospectus, the Final Prospectus or the Canadian Offering Memorandum, and you, as the Representatives, confirm that such statements are correct.

4.            The following shall be an additional condition added to Section 5:

The Company shall have furnished to the Representatives the opinion of Allen Overy Shearman Sterling US LLP, counsel to the Company, dated the Closing Date to the effect that the statements under the caption “United States Taxation” in the Disclosure Package, the Final Prospectus and the Canadian Offering Memorandum constitute a fair presentation of the material U.S. federal income tax consequences to holders of Securities.

5.            For purposes of Section 8, the 2030 Notes and the 2034 Notes shall be treated as two separate series of Securities, and Section 8 shall apply to each series as if this Underwriting Agreement applied solely to such series.

6.            The following shall be a new Section 18:

18.          Electronic Signatures. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SCHEDULE II

C$2,750,000,000
International Business Machines Corporation
C$1,750,000,000 4.100% Notes due 2030

C$1,000,000,000 4.750% Notes due 2034

Underwriters	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2034 Notes to be Purchased
CIBC World Markets Inc.	C$437,500,000	C$250,000,000
RBC Dominion Securities Inc.	C$437,500,000	C$250,000,000
Scotia Capital Inc.	C$437,500,000	C$250,000,000
TD Securities Inc.	C$437,500,000	C$250,000,000
Total	C$1,750,000,000	C$1,000,000,000

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SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Pricing Term Sheet dated August 10, 2026, as filed pursuant to Rule 433.

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SCHEDULE IV

Delayed Delivery Contract

[Insert names and addresses
of lead Representatives]

, 20

Dear Sir/Madam:

The undersigned hereby agrees to purchase from International Business Machines Corporation (the “Company”), and the Company agrees to sell to the undersigned, on                , 20    , (the “Delivery Date”),                 C$                 principal amount of the Company’s                 (the “Securities”) offered by the Company’s Final Prospectus dated                , 20    or the Canadian Offering Memorandum dated ,20 , receipt of a copy of which is hereby acknowledged, at a purchase price of           % of the principal amount thereof, plus accrued        , if any, thereon from                , 20   , to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 A.M. (New York City time) on the Delivery Date to or upon the order of the Company in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned upon delivery to the undersigned of the Securities in definitive, fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the undersigned on the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Company to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Final Prospectus or the Canadian Offering Memorandum mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Company to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

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This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that acceptance of this contract and other similar contracts is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name of Purchaser)

By
(Signature and Title) (Address)

Accepted:

INTERNATIONAL BUSINESS MACHINES CORPORATION

By

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